ICC25-ILVA-APP [1] [DOC CODE 02] [2000 Heritage Way, Waverly, Iowa 50677] Phone: [800.798.5500] [www.trustage.com/annuities] Individual Annuity Application [TruStageTM ZoneChoice Income Annuity] Single Purchase Payment Individual Deferred Index-Linked Variable Annuity 1 Plan Option[s] [Check one plan option.] [][TruStage™ ZoneChoice Income Annuity] 2 Owner(s) and Annuitant(s) Section 2A must be completed. The Owner will be the Annuitant unless an Annuitant is named in section 2B. To name a Joint Owner, complete section 2C. To name a Joint Annuitant, complete section 2D. The maximum number of Annuitants is two. To name more parties to the contract, use section [11]. Minimum age on Contract Issue Date is [21]. Maximum age on Contract Issue Date is [85]. A. Owner. Complete for a natural person Owner. Name Sex at Birth  Male  Female FIRST MI LAST Date of Birth U.S. Citizen  Yes  No Complete if the Owner is a non-natural person. This is only allowed for a non-qualified annuity type. For a trust Owner, submit [form TrustCertification(ML)]. Name of Trust Date of Trust Person Authorized to Receive Correspondence Trustee/Authorized Person Name(s) All Owners must complete. Social Security Number or Employer ID Number Daytime Phone  Cell  Other Residential Address STREET (CANNOT BE P.O. BOX) CITY STATE ZIP Mailing Address (if different) STREET OR P.O. BOX CITY STATE ZIP Email Address B. Annuitant (if other than Owner). Complete only if the Annuitant is someone other than the Owner named in section 2A. Name Sex at Birth  Male  Female FIRST MI LAST Date of Birth Relationship to Owner(s) U.S. Citizen  Yes  No Social Security Number Daytime Phone  Cell  Other Residential Address STREET (CANNOT BE P.O. BOX) CITY STATE ZIP Mailing Address (if different) STREET OR P.O. BOX CITY STATE ZIP Email Address ICC25-ILVA-APP [2] [DOC CODE 02] C. Joint Owner. Complete to name your legal Spouse as a Joint Owner. Only allowed for a natural person and a non-qualified annuity type. Name Sex at Birth  Male  Female FIRST MI LAST Date of Birth U.S. Citizen  Yes  No Social Security Number Daytime Phone  Cell  Other Residential Address STREET (CANNOT BE P.O. BOX) CITY STATE ZIP Mailing Address (if different) STREET OR P.O. BOX CITY STATE ZIP Email Address D. Joint Annuitant. Complete to name your legal Spouse as a Joint Annuitant. Only available for a non-qualified annuity type. Check to name the Joint Owner from section 2C as the Joint Annuitant:  Name Sex at Birth  Male  Female FIRST MI LAST Date of Birth Relationship to Owner(s) U.S. Citizen  Yes  No Social Security Number Daytime Phone  Cell  Other Residential Address STREET (CANNOT BE P.O. BOX) CITY STATE ZIP Mailing Address (if different) STREET OR P.O. BOX CITY STATE ZIP Email Address ________________________________________________ 3 Covered Person(s) Income benefit payments will be based on the Age and lifetime of the Covered Person(s) you select below. Check one option below based on how you completed section 2. If the Owner is a trust, no selection is needed. If one Owner is listed in section 2, check one of the following as the Covered Person(s):  Owner (single life option)  Owner and Spouse of Owner (joint life option) Spouse of Owner Name ____________________________________________________ Date of Birth __________________________ Social Security Number __________________________ Daytime Phone ______________________ Sex at Birth  Male  Female If joint owners are listed in section 2, check one of the following as the Covered Person(s):  Owner (single life option)  Joint Owner (single life option)  Owner and Spouse of Owner (joint life option) If the owner listed in section 2 is a trust, the annuitant will be the Covered Person (single life option).

## 4 Annuity Type and Payment Source

Complete sections 4A and 4B. [For SEP IRA, complete form 5305-SEP.]

A. **Annuity Type.** Check one annuity type and complete the row for that type. Total your payment classification(s) at the bottom of this section.

| ANNUITY TYPE | PAYMENT CLASSIFICATION | | | | |
|---|---|---|---|---|---|
| ☐ Non-qualified | $ ____ Non-1035 Exchange | $ ____ 1035 Exchange | | | |
| Individual Retirement Annuity (IRA)<br>☐ Traditional IRA<br>☐ Roth IRA<br>☐ Simplified Employee Pension (SEP IRA) | $ ____ Rollover | $ ____ Transfer | $ ____ Current Year Contribution | $ ____ Prior Year Contribution | $ ____ Roth Conversion (For Roth IRA) |
| **Enter total Purchase Payment.** Enter the total of all amounts above at the right. Minimum is [$10,000] and maximum is [$999,999 ($1,000,000+ requires prior approval)]. Make any checks payable to MEMBERS Life Insurance Company. The Purchase Payment applied will equal the actual amount received by the Company. | | | | | $ |

B. **Source(s) of Payment.** This section must be completed, even if there is only one source of payment. Complete one line for each payment source. (Combining after-tax and tax-deferred dollars from qualified plan rollovers is not permitted; separate applications and contracts are required for both the after-tax dollars (Roth) and tax deferred amounts.) All sources of funds must be received before the contract will be issued.

| Source/Company Name | Estimated Amount/Amount if by Check | Existing Plan Type |
|---|---|---|
| | $ | |
| | $ | |
| | $ | |
| | $ | |

## 5 Guaranteed Lifetime Withdrawal Benefit

[You must check one Guaranteed Lifetime Withdrawal Benefit. Once elected, it may not be changed]

[☐] **[IncomeGrowth Protection Benefit]** [☐] **[IncomeGrowth Performance Benefit]**

To start your Income Benefit Payments, if eligible, please complete form [675].

## 6 Purchase Payment Allocation

Complete the section below to allocate your Purchase Payment. [Use Allocation Section [A] for the [IncomeGrowth Protection Benefit] and use Section [B] for the [IncomeGrowth Performance Benefit].] **Allocation percentages must total 100%.** Use only 1% increments. Effective [Cap, Participation, Dual Step] and Fixed Interest rates are set by the Company at contract issue and are displayed on the Contract Data Page.

**[Allocation Section [A] - Complete for [IncomeGrowth Protection Benefit]]**

| | % | Index | Interest Term | Floor |
|---|---|---|---|---|
| Floor with Participation Rate and Cap Rate | % | S&P 500 Index | 1-Year | *Choose one:* ☐0% ☐-1% ☐-2% ☐-3% ☐-4% ☐-5% ☐-6% ☐-7% ☐-8% ☐-9% ☐-10% |
| | % | Dimensional US Small Cap Value Systematic Index | 1-Year | *Choose one:* ☐0% ☐-1% ☐-2% ☐-3% ☐-4% ☐-5% ☐-6% ☐-7% ☐-8% ☐-9% ☐-10% |
| | % | Barclays Risk Balanced Index | 1-Year | *Choose one:* ☐0% ☐-1% ☐-2% ☐-3% ☐-4% ☐-5% ☐-6% ☐-7% ☐-8% ☐-9% ☐-10% |

| | % | Fixed Account | Interest Term |
|---|---|---|---|
| Fixed Interest Rate | % | Fixed Account | 1-Year |
| **Total** | % | | |

ICC25-ILVA-APP [3] [DOC CODE 02]

**[Allocation Section [B] - Complete for [IncomeGrowth Performance Benefit]]**

| | % | Index | Interest Term | Floor |
|---|---|---|---|---|
| Floor with Participation Rate and Cap Rate | % | S&P 500 Index | 1-Year | *Choose one:* ☐0% ☐-1% ☐-2% ☐-3% ☐-4% ☐-5% ☐-6% ☐-7% ☐-8% ☐-9% ☐-10% |
| | % | Dimensional US Small Cap Value Systematic Index | 1-Year | *Choose one:* ☐0% ☐-1% ☐-2% ☐-3% ☐-4% ☐-5% ☐-6% ☐-7% ☐-8% ☐-9% ☐-10% |
| | % | Barclays Risk Balanced Index | 1-Year | *Choose one:* ☐0% ☐-1% ☐-2% ☐-3% ☐-4% ☐-5% ☐-6% ☐-7% ☐-8% ☐-9% ☐-10% |

| | % | Index | Interest Term | Buffer |
|---|---|---|---|---|
| Buffer with Participation Rate and Cap Rate | % | S&P 500 Index | 1-Year | -10% |
| | % | S&P 500 Index | 1-Year | -20% |
| | % | S&P 500 Index | 6-Year | -10% |
| | % | S&P 500 Index | 6-Year | -20% |
| | % | Dimensional US Small Cap Value Systematic Index | 1-Year | -10% |
| | % | Dimensional US Small Cap Value Systematic Index | 1-Year | -20% |
| | % | Dimensional US Small Cap Value Systematic Index | 6-Year | -10% |
| | % | Dimensional US Small Cap Value Systematic Index | 6-Year | -20% |
| | % | Barclays Risk Balanced Index | 6-Year | -10% |
| | % | Barclays Risk Balanced Index | 6-Year | -20% |

| | % | Index | Interest Term | Boost |
|---|---|---|---|---|
| Boost with Participation Rate and Cap Rate | % | S&P 500 Index | 6-Year | 10% |
| | % | S&P 500 Index | 6-Year | 20% |
| | % | Dimensional US Small Cap Value Systematic Index | 6-Year | 10% |
| | % | Dimensional US Small Cap Value Systematic Index | 6-Year | 20% |
| | % | Barclays Risk Balanced Index | 6-Year | 10% |
| | % | Barclays Risk Balanced Index | 6-Year | 20% |

| | % | Index | Interest Term | Buffer |
|---|---|---|---|---|
| Buffer with Dual Step Rate | % | S&P 500 Index | 6-Year | -10% |
| | % | S&P 500 Index | 6-Year | -20% |

| | % | Fixed Account | Interest Term |
|---|---|---|---|
| Fixed Interest Rate | % | Fixed Account | 1-Year |
| **Total** | % | | |

[Additional Allocation Sections/Options]

ICC25-ILVA-APP [4] [DOC CODE 02]

ICC25-ILVA-APP [5] [DOC CODE 02] 7 Beneficiary IM PO RT AN T IN FO RM AT IO N • List each primary Beneficiary and each contingent Beneficiary, if any, below. If the type (primary or contingent) is not checked, primary is assumed. Use section [11] or a separate signed and dated sheet of paper to list more Beneficiaries. • Death Benefit proceeds will be divided equally among the named Beneficiaries, unless indicated otherwise. • If a non-natural person is named as Owner, the non-natural person is typically named as the primary Beneficiary. • If a Joint Owner is named, the surviving Joint Owner is the automatic primary Beneficiary. List each contingent Beneficiary, if any, below. • If there is one Owner on this contract and you named your Spouse as a Covered Person in section 3, your automatic primary Beneficiary will be your Spouse and any Beneficiary you name below will be treated as a contingent Beneficiary regardless of the type checked. This automatic designation of your primary Beneficiary ensures your Spouse as a Covered Person and ensures spousal continuation of the contract upon the Owner’s death. For Individual Beneficiaries: _____% Share  Primary  Contingent NAME ADDRESS  Irrevocable RELATIONSHIP DATE OF BIRTH SOCIAL SECURITY NUMBER DAYTIME PHONE __________________________ EMAIL ADDRESS _____% Share  Primary  Contingent NAME ADDRESS  Irrevocable RELATIONSHIP DATE OF BIRTH SOCIAL SECURITY NUMBER DAYTIME PHONE __________________________ EMAIL ADDRESS _____% Share  Primary  Contingent NAME ADDRESS  Irrevocable RELATIONSHIP DATE OF BIRTH SOCIAL SECURITY NUMBER DAYTIME PHONE __________________________ EMAIL ADDRESS _____% Share  Primary  Contingent NAME ADDRESS  Irrevocable RELATIONSHIP DATE OF BIRTH SOCIAL SECURITY NUMBER DAYTIME PHONE __________________________ EMAIL ADDRESS For Non-Natural Person Beneficiaries: _____% Share  Primary  Contingent NAME OF TRUST ADDRESS  irrevocable NAME OF TRUSTEE/AUTHORIZED PERSON TRUST SSN/EIN DAYTIME PHONE ICC25-ILVA-APP [6] [DOC CODE 02] 8 Replacement Information Read and answer both questions and complete all information.  Yes  No Do you have any existing life insurance policies or annuity contracts with MEMBERS Life Insurance Company or any other company? If yes, a completed Important Notice: Replacement of Life Insurance or Annuities must accompany this application if required by your state.  Yes  No Will this contract replace, discontinue or change any existing life insurance policies or annuity contracts with MEMBERS Life Insurance Company or any other company? If yes, a completed Replacement Form must accompany this application if required by your state. Company Name of Policy/Contract Being Replaced Policy/Contract Number 9 Electronic Delivery Consent This consent allows you to elect receipt of documents and notices, as permitted by law, electronically by email. By selecting “Yes” below and providing my email address, I consent to electronic delivery of correspondence, documents and notices applicable to my Contract, including: • The prospectus and any prospectus supplements; • My contract and any subsequent amendment(s), endorsement(s), or notices; • Annual reports, contract statements, and transaction confirmations; • Notices and/or disclosures that federal or state law require to be provided to you; and • Tax forms, if applicable. [I agree to obtain annual privacy notices at www.TruStage.com.] I confirm I have access to a computer with the minimum functional hardware and software necessary [(Adobe Acrobat® or other PDF-viewing software, Internet access, and an active email account)] to receive documents electronically by email, or by email notice of a document’s availability on the Company website. I have the ability to retrieve and retain electronic communications that are subject to this consent, and I understand: • There is no charge for electronic delivery, although I may incur the costs of Internet access and computer usage; • I must notify the Company’s Administrative Office when my email address changes; • I can request a paper copy of documents at any time for no charge; • Not all documents and notifications may be currently available in electronic format, or we may be required by law to deliver some documents in paper format by regular postal mail; • Electronic delivery consent is voluntary, can be revoked at any time, and is effective until further notice by the Company or until I revoke it. I can revoke it by contacting the Company’s Administrative Office. • I am deemed to have received the correspondence or documents sent by electronic delivery. If we receive information or you inform us that you did not receive the correspondence or document(s), we will mail them to you by regular postal mail. • My signature on this Application is my confirmation of this consent. Electronic Delivery Consent:  Yes  No If election is left blank, “No” is assumed. Owner Email Joint Owner Email (if different than Owner Email) 10 Fraud Warning Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

ICC25-ILVA-APP [7] [DOC CODE 02] 11 Special Instructions OPTIONAL. Please print any special instructions below for the administrative office to use when processing your application. You may also use this section to add additional Beneficiaries not listed in section 7. 12 Agreement and Signature Read and have all parties to the contract sign below. • I have read the application and represent that all statements and answers, as they pertain to me, are true and complete to the best of my knowledge and belief and are the basis for any contract issued by MEMBERS Life Insurance Company; and I understand that no information will be considered to have been given to MEMBERS Life Insurance Company unless it is stated in this application. • I understand that no Financial Professional is authorized to make, void, waive or change any conditions or provisions of the application or contract. • The USA Patriot Act requires all financial institutions, including insurance companies, to verify the identity of their customers. I understand that providing my name, address, date of birth and taxpayer identification number allows MEMBERS Life Insurance Company to verify my identity. This verification process may include the use of third party sources to verify the information provided. • I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.  Check this box if the IRS has notified you that you are currently subject to backup withholding. • I am exempt from the Foreign Account Tax Compliance Act (FATCA) and it is not applicable. • I am a U.S. Citizen or other U.S. person. • I acknowledge that the contract I have applied for is suitable for me based on my investment objective, financial situation, and needs. In addition, if this contract will replace, change, or modify an existing policy or contract, I hereby confirm my belief that replacing my existing policy or contract is suitable, and I have considered product features, fees, and charges. • I understand that MEMBERS Life Insurance Company will have no liability until a contract is issued, delivered, and accepted by me. • I understand my contract will not be issued until the Contract Issue Date following receipt of my application by MEMBERS Life Insurance Company in good order. No interest will be credited to my Purchase Payment prior to the Contract Issue Date. • I UNDERSTAND THE VALUES PROVIDED BY THIS CONTRACT FOR ALLOCATIONS TO RISK CONTROL ACCOUNTS, PART OF OUR SEPARATE ACCOUNT, ARE NOT GUARANTEED AND MAY INCREASE OR DECREASE BASED ON THE PERFORMANCE OF THE ALLOCATION OPTIONS YOU CHOOSE. THERE IS A RISK OF LOSS, AND SUCH LOSS MAY BE GREATER IF I MAKE A WITHDRAWAL, DIE, ALLOCATE TO AN INCOME PAYOUT OPTION, OR SURRENDER BEFORE THE END OF THE INDEX TERM. GAINS MAY BE LIMITED BASED ON THE CREDITING STRATEGY AND ARE NOT GUARANTEED. WHILE CONTRACT VALUES MAY BE AFFECTED BY AN EXTERNAL INDEX OR INDICES, THE CONTRACT DOES NOT DIRECTLY PARTICIPATE IN ANY STOCK OR EQUITY INVESTMENT. THE INTERIM VALUE MAY REFLECT A NEGATIVE RETURN EVEN IF THE INDEX INCREASES, MAY REFLECT A POSITIVE RETURN EVEN IF THE INDEX DECREASES, AND MAY BE LOWER THAN THE AMOUNT AVAILABLE AT THE END OF THE INDEX TERM. • I UNDERSTAND THAT AMOUNTS WITHDRAWN OR SURRENDERED MAY BE ADJUSTED UPWARD OR DOWNWARD BASED ON A MARKET VALUE ADJUSTMENT. • By signing this application, I consent to the Company mailing only one copy of the prospectus, notices, and other contract documents per household, regardless of the number of Owners at the shared address. This consent will remain in effect unless I revoke it by notifying the Company that I want to receive separate documents. • I have received and read a copy of the Annuity Disclosure for this product, and I understand it. • If I am a Connecticut resident, I have received the Connecticut Index-Linked Annuity Disclosure applicable to my Plan Option. • If I am a Minnesota resident, I have received the Annuity Disclosure, Annuity Disclosure Supplement and Rate Sheet applicable to my Plan Option. • I understand the Annuitant has no rights of Ownership to the contract. • I ACKNOWLEDGE RECEIPT OF A CURRENT PROSPECTUS FOR THIS ANNUITY. • The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Signed at Signed on STATE [OF RESIDENCE] DATE SIGNATURE OF OWNER, TRUSTEE(S), AUTHORIZED PERSON(S) NAMED IN SECTION 2A DATE SIGNATURE OF JOINT OWNER NAMED IN SECTION 2C (IF ANY) DATE SIGNATURE OF ADDITIONAL TRUSTEE(S)/AUTHORIZED PERSON(S) NAMED IN SECTION 2A DATE ICC25-ILVA-APP [8] [DOC CODE 02] 13 Administrative Office FOR ADMINISTRATIVE USE ONLY. Not to be used for any change that requires the Owner’s agreement in writing. 14 Financial Professional To be completed by the Financial Professional. A. Answer both questions and complete all information to the best of your knowledge and belief.  Yes  No Does the applicant(s) have any existing life insurance policies or annuity contracts with MEMBERS Life Insurance Company or any other company? If yes, a completed Important Notice: Replacement of Life Insurance or Annuities must accompany this application if required by the state.  Yes  No Will this contract replace, discontinue or change any existing life insurance policies or annuity contracts with MEMBERS Life Insurance Company or any other company? If yes, a completed Replacement Form must accompany this application if required by the state. If yes, I confirm: 1. This replacement meets the standards for replacement sales identified in MEMBERS Life Insurance Company’s Statement Regarding the Acceptability of Life and Annuity Replacement Sales. 2. The following sales materials were used: If no sales materials were used, state “None.” B.  Yes  No Have you reviewed the Owner’s identity documents in accordance with the USA Patriot Act and recorded all necessary information as follows? 1. If Owner is a natural person:  Driver’s License  Passport  Green Card  Other Photo ID LIST TYPE Card No. Expiration Date Country/State of Issue 2. If there is a Joint Owner:  Driver’s License  Passport  Green Card  Other Photo ID LIST TYPE Card No. Expiration Date Country/State of Issue 3.If Owner is a trust: Country/State Where Formed Date Formed C. If the applicant(s) is an active duty member of the United States Armed Forces (including active duty military reserve personnel), I certify I have completed the proper disclosure(s). D. If sales materials were used, I certify that I have used only approved sales materials in connection with this sale and that copies of all sales materials used were left with the applicant(s). E. I have reviewed the Owner(s) investment objectives, financial situation and needs and explained how the annuity will meet their current financial needs and objectives. F. I certify that I have reviewed the Owner(s) suitability information and have determined that its proposed purchase is suitable as required under law based on information provided by the Owner(s), as applicable, including information that is reasonably appropriate to determine the suitability of my recommendation. G. I certify that I have also considered the liquidity needs of the Owner(s), along with risk tolerance and investment time horizon; I have followed my broker/dealer’s suitability guidelines in the recommendation of this annuity; and I acknowledge that this application is subject to review for suitability by my broker/dealer. H. I am registered with the Financial Industry Regulatory Authority (FINRA) and state-licensed for registered annuity contracts in all required jurisdictions. I. I certify that I have truly and accurately recorded the information provided by the applicant. J. I choose the following compensation option: [ 1(T000.0)  2(T025.2)  3(T035.2)  4(T040.2)  5(T050.2)  6(T060.2)  7(T100.2)]

ICC25-ILVA-APP [9] [DOC CODE 02] I UNDERSTAND THAT WHEN I SIGN THIS APPLICATION, I AM AGREEING TO ALL THE TERMS AND CONDITIONS APPLICABLE TO ME AS THE SERVICING AGENT FINANCIAL PROFESSIONAL. SIGNATURE OF SERVICING AGENT FINANCIAL PROFESSIONAL DATE SIGNED 5-DIGIT REP NUMBER BUSINESS PHONE PRINT FULL NAME OF SERVICING AGENT FINANCIAL PROFESSIONAL PRINT EMAIL PERCENTAGE If more than one Financial Professional is participating, please provide the additional agent information. If percentage is left blank, all Financial Professionals will receive equal shares including the Servicing Agent Financial Professional listed above. PRINT FULL NAME OF FINANCIAL PROFESSIONAL 5-DIGIT REP NUMBER PERCENTAGE PRINT FULL NAME OF FINANCIAL PROFESSIONAL 5-DIGIT REP NUMBER PERCENTAGE PRINT FULL NAME OF FINANCIAL PROFESSIONAL 5-DIGIT REP NUMBER PERCENTAGE Credit Union ID Credit Union Name 8-DIGIT CU NUMBER (IF APPLICABLE) PRINT NAME OF CU (IF APPLICABLE) Broker/Dealer ID Broker/Dealer Name B/D NUMBER PRINT NAME OF B/D General Agent ID General Agent Name GA NUMBER (IF APPLICABLE) PRINT NAME OF GA (IF APPLICABLE)